Form of
                           Waiver of Conversion Rights
                            Series A Preferred Stock
                             TEK DigiTel Corporation


     We, being all of the shareholders of Series A Preferred Stock of TEK DigiTel Corporation (the "Company"), intending to be legally bound hereby, do hereby voluntarily, unconditionally and irrevocably waive our right and privilege to automatically convert our shares of Series A Preferred Stock of the Company into shares of Common Stock of the Company at the conversion rate of 6 shares of Common Stock for each share of Series A Preferred Stock owned by each shareholder as set forth in Item 4, Section 4.1(b) of Exhibit A to the Company's Certificate of Amendment to its Articles of Incorporation as filed with the Wyoming Secretary of State's office on June 16, 1998 and as approved by the shareholders in Item 4, Section 4.1(b) of Exhibit A to the Agreement and Plan of Merger entered into on June 10, 1998.

     In lieu of our right to immediately convert our shares of Series A Preferred Stock into shares of the Company's Common Stock at the conversion rate of 6:1, each shareholder agrees to be bound by the conversion rates and conversion conditions set forth in Item 4, Section 4.1(a) of Exhibit A to the Company's Certificate of Amendment to its Articles of Incorporation as filed with the Wyoming Secretary of State's office on June 16, 1998 and as approved by the shareholders in Item 4, Section 4.1(a) of Exhibit A to the Agreement and Plan of Merger entered into on June 10, 1998.

     In consideration of our unconditional and irrevocable waiver of our right and privilege to automatically convert our shares of Series A Preferred Stock into shares of the Company's Common Stock, each shareholder hereby agrees to the following amendments to Item 4, Sections 4.1(d) and (e) of Exhibit A to the Company's Certificate of Amendment to its Articles of Incorporation as filed with the Wyoming Secretary of State's office on June 16, 1998 and to Item 4, Sections 4.1(d) and (e) to the Agreement and Plan of Merger entered into on June 10, 1998:

     4. Conversion Right

          4.1 Conversion Into Common Stock

              . . . .

              "(d)    Automatic Conversion at Maximum Conversion Rate

                      On the fifth anniversary of the Original Issue Date of the Series A Preferred Stock, every share of Series A Preferred Stock which has not theretofore satisfied any of the foregoing conversion conditions in this Section 4 and been converted to Common Stock shall, automatically and without any requirement to satisfy any conversion conditions of this Section 4 and without need of any further action on the part of holders of Series A Preferred Stock except to surrender the Series A Preferred Stock certificates to the Company's Secretary or transfer agent and registrar for conversion, be converted into and thereafter represent six (6) shares of the Common Stock of the Company.

               (e)    Other Matters Relating to Conversion

                      The Common Shares of the Company into which shares of Series A Preferred Stock are converted ("Conversion Shares") shall, as legally required, be registered under the Securities Act of 1933, as amended ("Act"), or shall be issued in reliance upon Section 4(2) of the Act or Rule 505 or 506 of Regulation D under the Act or Regulation S under the Act or other available exemption from registration under the Act. Conversion shall be deemed to occur on the date a certificate evidencing such shares of Series A Preferred Stock being converted is presented to the Company or to the Company's transfer agent and registrar, properly endorsed and accompanied by the proper fee payable for issuance for the Conversion Shares. Each certificate evidencing Series A Preferred Stock or Conversion Shares shall be subject to such restrictions, conditions and limitations, and shall bear such restricted legends, if any, as are required by applicable laws, rules and regulations."

                      . . . .

     We, the undersigned shareholders, as owners of the Series A Preferred Stock, agree to hold the Company's officers and directors jointly and severally harmless for monetary damages, claims or demands of any nature, if any, for breach their joint or individual fiduciary duty as an officer and/or director or by reason of any action which could or might have been taken or any omitted action in such capacity with respect to the automatic conversion provision so long as the officer and/or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and/or the shareholders.

     IN WITNESS WHEREOF, the undersigned holders of all of the outstanding shares of Series A Preferred Stock of the Company, intending to be legally bound hereby, have executed this Waiver, which may be executed in counterparts until Friday, May 5, 2000, as of the dates set forth next to each shareholder's respective name.


                                    Number of Shares
                                     of Series A
Name                                Preferred Stock                   Signature                   Date
----                                ----------------                  ---------                   ----
Thomas Yang                              375,927
                                                           -------------------------------

Enghe Chimood                            323,888
                                                           -------------------------------

Ke-Ou Chao                               298,820
                                                           -------------------------------

Glocom, Inc. (Han Gao)                   357,823
                                                           -------------------------------

Solon Lee                                 72,871
                                                           -------------------------------

Si Tsong Chang                           286,523
                                                           -------------------------------

Wen-Tsung Wu                              71,239
                                                           -------------------------------

Der-Hua Chou                              72,912
                                                           -------------------------------

Goa Telengut                              25,833
                                                           -------------------------------

Pierre Theberge                           25,833
                                                           -------------------------------

Robert G. Clarke                          25,833
                                                           -------------------------------

Vista Capital Corporation                 25,833
                                                           -------------------------------

First Atlantic Equities Ltd.              25,833
                                                           -------------------------------

Mirmar Investments Ltd.                   25,833
                                                           -------------------------------

Christopher Cory                          25,833
                                                           -------------------------------

AFB Holdings Ltd.                         17,153
                                                           -------------------------------

Canadian Energy Funding Inc.               8,680
                                                           -------------------------------